Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Workiva Inc. 2017 Employee Stock Purchase Plan of our report dated February 23, 2017, with respect to the consolidated financial statements of Workiva Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
May 4, 2017